UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2008

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Challenger Road, Ridgefield Park, NJ	07660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 708-9801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Commencing September 15, 2008, Vector Intersect Security Acquisition Corp. (“Vector”) intends to hold presentations for its stockholders regarding its proposed acquisition of Cyalume Light Technologies, Inc. (“Cyalume”), as described in Vector’s Form 8-K dated February 14, 2008. A summary transaction description will be provided to stockholders which is attached as Exhibit 99.1 and is incorporated by reference herein.

Rodman & Renshaw LLC (“Rodman”), the managing underwriter of Vector’s initial public offering (“IPO”) consummated in May 2007, is assisting Vector in its efforts and will receive approximately $2.4 million, the deferred portion of its underwriting discount from the IPO, upon consummation of the acquisition of Cyalume.  Vector and its directors and executive officers and Rodman may be deemed to be participants in the solicitation of proxies for the special meeting of Vector’s stockholders to be held to approve this transaction.  Vector’s officers and some of its directors are also stockholders of Vector and have waived their rights to any liquidation distribution Vector makes with respect to shares they acquired before the IPO.  Therefore, their securities will be worthless if Vector does not acquire a target business within two years of the IPO date, as required by its Certificate of Incorporation.  Interested persons can also read Vector’s preliminary proxy statement and, when available, definitive proxy statement, as well as Vector’s final IPO prospectus, dated April 25, 2007, as well as periodic reports Vector filed with the SEC, for more information about Vector, its officers and directors, and their individual and group security ownership in Vector, and interests in the successful consummation of the acquisition of Cyalume.

Vector’s stockholders and other interested persons are advised to read Vector’s preliminary proxy statement and, when available, definitive proxy statement, in connection with Vector’s solicitation of proxies for the special meeting to approve the acquisition because these documents do and will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition.  Stockholders will also be able to obtain a copy of the definitive proxy statement, the final prospectus, other documents relating to the acquisition of Cyalume and periodic reports filed with the Securities and Exchange Commission, without charge, by visiting the Securities and Exchange Commission’s Internet site at (http://www.sec.gov). Once available, Vector will also provide copies of its definitive proxy materials to its stockholders upon request of such stockholders to Vector.

The summary transaction description contains disclosure of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions. EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA is not a recognized term under U.S. GAAP, and EBITDA should be considered in addition to, and not as substitutes for, or superior to, operating income, cash flows, revenues, or other measures of financial performance prepared in accordance with generally accepted accounting principles. EBITDA is not a completely representative measure of either the historical performance or, necessarily, the future potential of Cyalume.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Presentation dated September 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2008
VECTOR INTERSECT SECURITY ACQUISITION CORP.

By:  /s/ Yaron Eitan

Yaron Eitan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation dated September 2008